Exhibit 99.1

March 28, 2022

USD Partners LP Announces Acquisition of Hardisty South Terminal Assets from USD Group LLC and IDR Elimination

Houston, TX – USD Partners LP (NYSE: USDP) (the “Partnership”) today announced it has entered into an agreement to acquire entities owning the Hardisty South terminal assets (“Hardisty South”) from USD Group LLC (“USDG” or the “Sponsor”), exchange the Sponsor’s economic general partner interest in the Partnership (“GP Interest”) for a non-economic GP Interest and eliminate the Sponsor’s incentive distribution rights (“IDRs”) in the Partnership for total consideration of $75 million in cash and approximately 5.75 million common units (the “Transaction”). The cash portion of the Transaction is expected to be funded with borrowings under the Partnership’s $275 million senior secured credit facility.

Transaction Highlights

•	Increases size, scale and growth capacity of the Partnership’s asset base

•	Expected to provide double-digit accretion to the Partnership’s Distributable Cash Flow per Unit in 2023, improving the potential for Distribution Per Unit growth

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Supports Management’s focus on delivering sustainable, long-term Distributable Cash Flow to the Partnership’s unitholders by improving contract profile tenor, anchored by a long-term contract with ConocoPhillips

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Optimizes operational and commercial synergies of Hardisty Terminal and consolidates benefits of blue-chip Diluent Recovery Unit (“DRU”) asset growth at the MLP for the benefit of all Partnership unitholders

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Elimination of IDRs and economic GP Interest simplifies the Partnership’s financial structure and better aligns the interests of its unitholders with our Sponsor, who will continue to own a substantial number of common units post-transaction

“We are pleased to announce that the Partnership is acquiring Hardisty South from USDG and simplifying its financial structure by eliminating its IDRs and economic GP Interest. As we have previously stated, we are very focused on maintaining our momentum in 2022 as we continue to see opportunities for our DRUbit™ by Rail™ network to provide safer and more economic benefits to our customers,” said Dan Borgen, the Partnership’s Chief Executive Officer. “The acquisition of Hardisty South is expected to provide the Partnership with a growth platform by which it can realize the accretion and additional long-term commitments that our DRUbit™ by Rail™ network is able to provide. Simplifying the Partnership’s structure is critical to our growth strategy, and we look forward to sharing more details about our growth opportunities in the future.”

“We are excited to announce this accretive set of transactions at the Partnership,” said Adam Altsuler, the Partnership’s Chief Financial Officer. “Based on our estimates for future heavy crude oil production in Western Canada and the current availability of egress alternatives, we are expecting double digit accretion to the Partnership’s Distributable Cash Flow starting in 2023, as a result of the Transaction. This estimated accretion is based on an estimated annual Net Cash Provided by Operating Activities and Adjusted EBITDA contribution of between $14 and $18 million in 2023.”

Estimated Closing

•	The Transaction is expected to close during the second quarter of 2022, subject to receipt of required consents

•	Post-closing, USDG will hold a non-economic GP interest in the Partnership and approximately 17.3 million common units, representing approximately 52% of the total outstanding units in the Partnership

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The Transaction was approved by the Board of Directors of the general partner of the Partnership based on the approval and recommendation of its Conflicts Committee, which consists entirely of independent directors

Advisors

The Conflicts Committee engaged Jefferies LLC as its financial advisor and Sidley Austin LLP as its legal advisor. The Sponsor engaged Tudor, Pickering, Holt & Co. as its financial advisor and Gibson, Dunn & Crutcher LLP as its legal advisor.

About USD Partners LP

USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by USDG to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies and refiners. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail. For additional information, please visit www.usdp.com.

About USDG

USDG and its affiliates, which own the general partner of USD Partners LP, are engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USDG solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USDG is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit www.usdg.com. Information on websites referenced in this release is not part of this release.

Adjusted EBITDA

The Partnership defines Adjusted EBITDA as Net Cash Provided by Operating Activities adjusted for changes in working capital items, interest, income taxes, foreign currency transaction gains and losses, and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flows to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.

The Partnership believes that the presentation of Adjusted EBITDA in this press release provides information that enhances an investor’s understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA is Net Cash Provided by Operating Activities. Adjusted EBITDA should not be considered an alternative to Net Cash Provided by Operating Activities or any other measure of liquidity presented in accordance with GAAP. Adjusted EBITDA exclude some, but not all, items that affect Net Cash Provided by Operating Activities and this measure may vary among other companies. Due to the uncertainty and inherent difficulty of predicting the occurrence and future impact of certain items, which could be significant, the Partnership is unable to provide a quantitative reconciliation of the estimated future Adjusted EBITDA contribution from Hardisty South to Net Cash Provided by Operating Activities.

Distributable Cash Flow

The Partnership defines Distributable Cash Flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. DCF is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash flow being retained for use in enhancing the Partnership’s existing business; and

•	the sustainability of the Partnership’s current distribution rate per unit.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the timing and benefits of the transaction, future financial results, growth, closing of the transaction, and performance of assets. Words and phrases such as “expect,” “plan,” “intent,” “believes,” “projects,” “begin,” “anticipates,” “able,” “subject to” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests, USD’s projects and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include the impact of the novel coronavirus (COVID-19) pandemic and related economic impact and changes in general economic conditions and commodity prices, as well as those factors set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in the Partnership’s subsequent filings with the Securities and Exchange Commission (many of which may be amplified by the COVID-19 pandemic and the significant volatility in demand for, and fluctuations in the prices of, crude oil, natural gas and natural gas liquids). The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Adam Altsuler

Executive Vice President, Chief Financial Officer

(281) 291-3995

aaltsuler@usdg.com

Jennifer Waller

Senior Director, Financial Reporting & Investor Relations

(281) 991-8383

jwaller@usdg.com